UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2023

SEAPORT GLOBAL ACQUISITION II CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41075	86-1326052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Madison Avenue, 23rd Floor

New York, NY   10017

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 616-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	SGIIU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	SGII	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SGIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 12, 2023, Seaport Global Acquisition II Corp. (the “Company”) received a letter (the “Letter”) from the Listing Qualifications division (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) stating the Company’s number of total stockholders failed to comply with the minimum 400 total holders requirement in accordance with Nasdaq Listing Rule 5450(a)(2) and that the Company’s stockholders’ equity failed to comply with the minimum $10 million requirement in accordance with Nasdaq Listing Rule 5450(b)(1)(A), in each case for continued listing on the Nasdaq Global Market (collectively, the “Listing Rule”).

The Letter specifies that the Company has 45 days (the “Compliance Plan Due Date”) to submit a plan (the “Plan”) that demonstrates how the Company expects to return to compliance with the Listing Rule. The Plan will be reviewed by Nasdaq, who will either accept the plan, at which time the Company will be granted an extension of up to 180 calendar days from the date of the Letter to evidence compliance (the “Compliance Period”), or Nasdaq will not accept the Plan and the Company may appeal such a decision to the Nasdaq Hearings Panel pursuant to Listing Rule 5815(a).

There can be no assurance that the Company will be able to regain compliance with the Listing Rule or maintain compliance with the other Nasdaq listing requirements. The Company intends to consider its available options to resolve its noncompliance.

In the event that the Company does not regain compliance within the Compliance Period, the Company may be eligible to transfer to the Nasdaq Capital Market before the expiry of the Compliance Period. To qualify, the Company would be required to meet the continued listing requirements for the Nasdaq Capital Market. However, if it appears to Nasdaq that the Company will not be able to cure the deficiency, or if the Company is not otherwise eligible, Nasdaq will provide notice to the Company that its listed securities will be subject to delisting. In the event of such notification, the Company may appeal Nasdaq’s determination to delist its securities, but there can be no assurance Nasdaq would grant the Company’s request for continued listing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seaport Global Acquisition II Corp.

Date: September 15, 2023	By:	/s/ Stephen Smith
Name: Stephen Smith
Title: Chief Executive Officer